Exhibit 21.1

List of Subsidiaries

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Big Idea.com, LLC	Delaware
Big Idea Entertainment, LLC	Delaware
Boom Boom Ltd	UK
Boomerang Media Holdings II, LLC	Delaware
Boomerang Media Holdings III, LLC	Delaware
Bullwinkle Studios, LLC	Delaware
Carrington Productions International Ltd	UK
Classic Feature Productions, LLC	Delaware
Classic Media, LLC	Delaware
Classic Media Distribution, Ltd	UK
Classic Media Holdings, LLC	Delaware
Classic Media Music, LLC	Delaware
Classic Media Pictures, LLC	Delaware
Classic Media Productions, LLC	Delaware
Classic Media UK Limited	UK
Dream Moon Child Multimedia Technology Management Consulting (Shanghai) Co. Ltd	China
DreamWorks Animation L.L.C.	Delaware
DreamWorks Animation Home Entertainment, Inc.	Delaware
DreamWorks Animation Home Entertainment, L.L.C.	Delaware
DreamWorks Animation Hong Kong Limited	Hong Kong
DreamWorks Animation International Services, Inc.	Delaware
DreamWorks Animation Live Stage Performances Limited	UK
DreamWorks Animation Live Theatrical Productions, L.L.C.	Delaware
DreamWorks Animation Online, Inc.	Delaware
DreamWorks Animation Television, Inc.	Delaware
DreamWorks Animation Television Post-Production, Inc.	Delaware
DreamWorks Animation UK Limited	UK
DreamWorks, Inc.	Delaware
DreamWorks Post-Production L.L.C.	Delaware
DW Animation Ireland Limited	Ireland
DW Animation Studios India Private Limited	India
DWA Finance I L.L.C.	Delaware
DWA Glendale Properties, LLC	Delaware
DWA Live Stage Development, LLC	Delaware
DWA International Investments, Inc.	Delaware
DWA International Television Properties, Inc.	Delaware
DWA Investments, Inc.	Delaware
DWT Shrek Tour One, Inc.	Delaware
Entertainment Rights US Holdings, LLC	Delaware
Fun Song Factor TV Ltd	UK
Gold Key Home Video, LLC	Delaware
GOTJ Distribution, LLC	New York
GTCR/Boomerang Holdings/B Corp.	Delaware
Guess with Jess, Ltd	UK

Lassie Distribution, LLC	New York
Lavender Castle Ltd	UK
Link Licensing, Ltd	UK
Little Lotta Music, LLC	Delaware
Moon Spin Films, Inc.	Delaware
Musical Tunes, Ltd.	UK
Pacific Data Images, Inc.	California
Pacific Data Images L.L.C.	Delaware
Pacific Productions LLC	Delaware
Postman Pat Distribution, Ltd	UK
Postman Pat Production, Ltd	UK
The Sleepy Kid Company, Ltd	UK
Tell-Tale Productions, Ltd	UK
Woodland Animation, Ltd.	UK